Exhibit 99

News Release	Contact:	Kate Mauss (Media)
410-832-6792
katherine.mauss@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2025 Financial Results
•Net awards increase to $12.2 billion; book to bill ratio of 1.17
•Sales increase 4 percent to $10.4 billion, organic sales1 increase 5 percent
•Operating margin rate of 11.9 percent; segment operating margin rate1 of 12.3 percent
•Diluted earnings per share (EPS) increase 10 percent to $7.67
•Company raises 2025 MTM-adjusted EPS guidance range by $0.65 to $25.65 to $26.05
FALLS CHURCH, Va. – October 21, 2025 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2025 sales increased 4 percent to $10.4 billion, as compared with $10.0 billion in the third quarter of 2024. Third quarter 2025 sales reflect continued strong demand for our global capabilities.
Third quarter 2025 net earnings totaled $1.1 billion, or $7.67 per diluted share, as compared with $1.0 billion, or $7.00 per diluted share, in the third quarter of 2024. Third quarter 2025 net earnings reflect strong segment operating performance.
“The momentum we are building in our business drove strong third quarter performance to achieve our financial objectives for mid-single-digit growth, expanding segment margins, and growing cash flows year over year. As a result of this performance and our positive outlook for the remainder of the year, we are once again increasing our 2025 EPS guidance,” said Kathy Warden, chair, chief executive officer and president. “I am excited about our continued progress in responding with urgency to our customers’ needs. We’re demonstrating our team can rapidly innovate the way we work and the products we deliver, while also providing the quality and performance customers expect from Northrop Grumman. As we look to the future, we expect global demand to remain strong for our portfolio, with growth in each of our four business segments next year.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2025	2024	Change	2025	2024	Change
Sales
Aeronautics Systems	$3,142	$2,961	6%	$9,070	$9,065	—%
Defense Systems	2,059	1,800	14%	5,855	5,396	9%
Mission Systems	3,093	2,823	10%	9,057	8,255	10%
Space Systems	2,698	2,870	(6%)	7,912	9,021	(12%)
Intersegment eliminations	(569)	(458)		(1,652)	(1,390)
Total sales	10,423	9,996	4%	30,242	30,347	—%
Operating income
Aeronautics Systems	305	309	(1%)	443	927	(52%)
Defense Systems	234	160	46%	666	507	31%
Mission Systems	515	390	32%	1,317	1,129	17%
Space Systems	298	345	(14%)	861	979	(12%)
Intersegment eliminations	(75)	(58)		(223)	(191)
Segment operating income[1]	1,277	1,146	11%	3,064	3,351	(9%)
Segment operating margin rate[1]	12.3%	11.5%	80 bps	10.1%	11.0%	(90) bps
FAS/CAS operating adjustment	67	20	235%	193	32	503%
Unallocated corporate expense:
Gain on sale of business	—	—	NM	231	—	NM
Training services divestiture - unallowable state taxes and transaction costs	—	(2)	NM	(20)	(2)	NM
Intangible asset amortization and PP&E step-up depreciation	(21)	(23)	(9%)	(63)	(72)	(13%)
Other unallocated corporate expense	(81)	(21)	286%	(165)	(28)	489%
Unallocated corporate expense	(102)	(46)	122%	(17)	(102)	(83%)
Total operating income	$1,242	$1,120	11%	$3,240	$3,281	(1%)
Operating margin rate	11.9%	11.2%	70 bps	10.7%	10.8%	(10) bps
Interest expense	(161)	(161)	—%	(490)	(461)	6%
Non-operating FAS pension benefit	136	168	(19%)	403	503	(20%)
Other, net	106	61	74%	175	142	23%
Earnings before income taxes	1,323	1,188	11%	3,328	3,465	(4%)
Federal and foreign income tax expense	223	162	38%	573	555	3%
Effective income tax rate	16.9%	13.6%	330 bps	17.2%	16.0%	120 bps
Net earnings	$1,100	$1,026	7%	$2,755	$2,910	(5%)
Diluted earnings per share	7.67	7.00	10%	19.12	19.69	(3%)
Weighted-average diluted shares outstanding, in millions	143.5	146.5	(2%)	144.1	147.8	(3%)
Net cash provided by operating activities	$1,557	$1,091	43%	$860	$1,810	(52%)
Capital expenditures	(301)	(361)	(17%)	(788)	(951)	(17%)
Free cash flow[1]	$1,256	$730	72%	$72	$859	(92%)

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	3

Sales

	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$10,423	$9,996	4%	$30,242	$30,347	—%
Less: Training services sales	—	(70)		(112)	(226)
Organic sales[1]	$10,423	$9,926	5%	$30,130	$30,121	—%
Third quarter 2025 sales increased $427 million, or 4 percent, primarily driven by higher sales at Mission Systems, Defense Systems and Aeronautics Systems, partially offset by lower sales at Space Systems due, in part, to the wind-down of work on certain Space programs, as discussed in our segment operating results below.
Operating Income and Margin Rate
Third quarter 2025 operating income increased $122 million, or 11 percent, primarily due to a $131 million increase in segment operating income. Operating margin rate increased to 11.9 percent from 11.2 percent principally due to a higher segment operating margin rate.
Segment Operating Income and Margin Rate1
Third quarter 2025 segment operating income increased $131 million, or 11 percent, primarily due to higher operating income at Mission Systems and Defense Systems, partially offset by lower operating income at Space Systems. Segment operating margin rate increased to 12.3 percent from 11.5 percent due to higher operating margin rates at Mission Systems and Defense Systems, partially offset by lower operating margin rates at Space Systems and Aeronautics Systems.
Federal and Foreign Income Taxes
On July 4, 2025, the One Big Beautiful Bill Act (OBBBA) was enacted. Key income tax-related provisions of the OBBBA include the repeal of mandatory capitalization of research and development expenditures under Internal Revenue Code Section 174 (reinstating full expensing beginning in 2025), extension of bonus depreciation, and revisions to international tax regimes. The company recognized the income tax effects of the OBBBA in its third quarter 2025 financial statements.
Third quarter 2025 income tax expense increased $61 million, or 38 percent, due to a higher effective tax rate (ETR) and higher earnings before income taxes. The third quarter 2025 ETR increased to 16.9 percent from 13.6 percent primarily due to the prior year ETR reflecting a net reduction in tax reserves largely due to a federal court decision in 2024 as well as a reduction in research credits in the current year due to enactment of the OBBBA, partially offset by lower interest expense on unrecognized tax benefits.
Net Earnings
Third quarter 2025 net earnings increased $74 million, or 7 percent, primarily due to the $122 million increase in operating income described above as well as a $62 million increase in returns on marketable securities, partially offset by a $61 million increase in income tax expense and a $32 million reduction in the non-operating FAS pension benefit.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	4

Cash Flows
Third quarter 2025 net cash provided by operating activities increased $466 million as compared with the same period in 2024 primarily due to higher earnings and improved trade working capital due principally to the timing of billings and collections. Third quarter 2025 free cash flow1 increased $526 million, or 72 percent, due to an increase in net cash provided by operating activities and lower capital expenditures.
Awards and Backlog
Third quarter 2025 net awards totaled $12.2 billion and backlog totaled $91.4 billion. Significant third quarter new awards include $4.5 billion for restricted programs (primarily at Space Systems, Mission Systems and Aeronautics Systems), $1.8 billion for Ground-Based Midcourse Defense Weapon System (GWS), $0.5 billion for F-35 (primarily at Aeronautics Systems and Mission Systems), and $0.4 billion for Virginia Class submarines.
Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. Effective January 1, 2025, the company realigned the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems. These realignments are reflected in the financial information contained in this report.

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,142	$2,961	6%	$9,070	$9,065	—%
Operating income	305	309	(1)%	443	927	(52)%
Operating margin rate	9.7%	10.4%		4.9%	10.2%
Sales
Third quarter 2025 sales increased $181 million, or 6 percent, primarily due to a $110 million increase on the E-130J TACAMO (“TACAMO”) program as it ramps up and a $105 million increase on the F-35 program largely driven by materials volume, partially offset by a decrease on F/A-18 as production nears completion.
Operating Income
Third quarter 2025 operating income decreased $4 million, or 1 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 9.7 percent from 10.4 percent, primarily due to lower net contract margin adjustments.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	5

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$2,059	$1,800	14%	$5,855	$5,396	9%
Less: Training services sales	—	(70)		(112)	(226)
Organic sales[1]	$2,059	$1,730	19%	$5,743	$5,170	11%

Operating income	$234	$160	46%	$666	$507	31%
Operating margin rate	11.4%	8.9%		11.4%	9.4%
Sales
Third quarter 2025 sales increased $259 million, or 14 percent, primarily due to higher volume on armament programs, including military ammunition programs, increased volume from new awards across the Integrated Battle Command System (IBCS) program portfolio and higher sales on Sentinel. These increases were partially offset by a $70 million reduction in sales related to the training services divestiture.
Operating Income
Third quarter 2025 operating income increased $74 million, or 46 percent, primarily due to a higher operating margin rate and higher sales. Operating margin rate increased to 11.4 percent from 8.9 percent principally due to higher net EAC adjustments and changes in mix toward more fixed-price contracts.

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,093	$2,823	10%	$9,057	$8,255	10%
Operating income	515	390	32%	1,317	1,129	17%
Operating margin rate	16.7%	13.8%		14.5%	13.7%
Sales
Third quarter 2025 sales increased $270 million, or 10 percent, primarily due to higher sales on restricted advanced microelectronics programs, higher volume on marine systems programs and ramp-up on international ground-based radar programs.
Operating Income
Third quarter 2025 operating income increased $125 million, or 32 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 16.7 percent from 13.8 percent, principally due to higher net EAC adjustments, including a $68 million favorable EAC adjustment in the restricted advanced microelectronics portfolio largely driven by program efficiencies and risk mitigations.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	6

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$2,698	$2,870	(6)%	$7,912	$9,021	(12)%
Operating income	298	345	(14)%	861	979	(12)%
Operating margin rate	11.0%	12.0%		10.9%	10.9%
Sales
Third quarter 2025 sales decreased $172 million, or 6 percent, primarily due to wind-down of work on the restricted space and Next Generation Interceptor (NGI) programs, which reduced sales by $124 million, as well as lower volume on Space Development Agency (SDA) satellite programs. These decreases were partially offset by a $100 million increase for Commercial Resupply Services (CRS) missions.
Operating Income
Third quarter 2025 operating income decreased $47 million, or 14 percent, primarily due to a lower operating margin rate and lower sales. Operating margin rate decreased to 11.0 percent from 12.0 percent principally due to lower net EAC adjustments, including a prior year $39 million favorable EAC adjustment on the Habitation and Logistics Outpost program, partially offset by sales growth on programs with accretive margin rates.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	7

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2025 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2025 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy and tax policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2025 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2025 Guidance
($ in millions, except per share amounts)	As of 10/21/2025
Sales	$41,700 — $41,900
Prior: $42,050 — $42,250
Segment operating income[1]	$4,275 — $4,375

MTM-adjusted EPS[1]	$25.65 — $26.05
Prior: $25.00 — $25.40
Free cash flow[1]	$3,050 — $3,350

2025 Segment Guidance
As of 10/21/2025
	Sales ($B)	OM Rate %
Aeronautics Systems	High $12	Low to Mid 6%
Prior: Low $13
Defense Systems	Low $8	High 10%
Prior: Mid 10%
Mission Systems	Mid $12	Mid 14%
Prior: Low to Mid $12
Space Systems	Mid to High $10	High 10%

Intersegment Eliminations	~($2.25)	High 13%
Prior: ~($2.1)

[1]	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on October 21, 2025. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###

Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2025 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling or a prolonged government shutdown
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	9

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, DoW and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, including climate change, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals, parts and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	10

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2025	2024	2025	2024
Sales
Product	$8,369	$7,939	$24,148	$24,117
Service	2,054	2,057	6,094	6,230
Total sales	10,423	9,996	30,242	30,347
Operating costs and expenses
Product	6,631	6,280	19,523	19,079
Service	1,565	1,610	4,702	4,838
General and administrative expenses	985	986	3,008	3,149
Total operating costs and expenses	9,181	8,876	27,233	27,066
Gain on sale of business	—	—	231	—
Operating income	1,242	1,120	3,240	3,281
Other (expense) income
Interest expense	(161)	(161)	(490)	(461)
Non-operating FAS pension benefit	136	168	403	503
Other, net	106	61	175	142
Earnings before income taxes	1,323	1,188	3,328	3,465
Federal and foreign income tax expense	223	162	573	555
Net earnings	$1,100	$1,026	$2,755	$2,910

Basic earnings per share	$7.69	$7.02	$19.16	$19.73
Weighted-average common shares outstanding, in millions	143.1	146.2	143.8	147.5
Diluted earnings per share	$7.67	$7.00	$19.12	$19.69
Weighted-average diluted shares outstanding, in millions	143.5	146.5	144.1	147.8

Net earnings (from above)	$1,100	$1,026	$2,755	$2,910
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	2	2	11	2
Change in other, net	(1)	8	18	(10)
Other comprehensive income (loss), net of tax	1	10	29	(8)
Comprehensive income	$1,101	$1,036	$2,784	$2,902

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,957	$4,353
Accounts receivable, net	1,983	1,272
Unbilled receivables, net	7,030	5,908
Inventoried costs, net	1,615	1,455
Prepaid expenses and other current assets	1,520	1,286
Total current assets	14,105	14,274
Property, plant and equipment, net of accumulated depreciation of $9,430 for 2025 and $8,733 for 2024	10,542	10,536
Operating lease right-of-use assets	1,783	1,770
Goodwill	17,436	17,512
Intangible assets, net	220	254
Deferred tax assets	1,255	1,599
Pension and other postretirement benefit plan assets	2,501	2,184
Other non-current assets	1,458	1,230
Total assets	$49,300	$49,359

Liabilities
Trade accounts payable	$2,797	$2,599
Accrued employee compensation	1,946	2,271
Advance payments and billings in excess of costs incurred	3,562	4,070
Other current liabilities	4,413	5,188
Total current liabilities	12,718	14,128
Long-term debt, net of current portion of $533 for 2025 and $1,582 for 2024	15,162	14,692
Pension and other postretirement benefit plan liabilities	1,100	1,120
Operating lease liabilities	1,796	1,798
Other non-current liabilities	2,536	2,331
Total liabilities	33,312	34,069

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2025—142,790,278 and 2024—144,952,026	143	145
Paid-in capital	—	—
Retained earnings	15,968	15,297
Accumulated other comprehensive loss	(123)	(152)
Total shareholders’ equity	15,988	15,290
Total liabilities and shareholders’ equity	$49,300	$49,359

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2025	2024
Operating activities
Net earnings	$2,755	$2,910
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,066	956
Stock-based compensation	65	72
Deferred income taxes	344	(387)
B-21 loss provision	477	—
Gain on sale of business	(231)	—
Net periodic pension and OPB income	(256)	(339)
Pension and OPB contributions	(94)	(93)
Changes in assets and liabilities:
Accounts receivable, net	(716)	(155)
Unbilled receivables, net	(1,240)	(825)
Inventoried costs, net	(179)	(542)
Prepaid expenses and other assets	(29)	(15)
Accounts payable and other liabilities	(642)	(915)
Income taxes payable, net	(421)	1,106
Other, net	(39)	37
Net cash provided by operating activities	860	1,810

Investing activities
Capital expenditures	(788)	(951)
Divestiture of training services business	333	—
Other, net	(36)	—
Net cash used in investing activities	(491)	(951)

Financing activities
Net proceeds from issuance of long-term debt	998	2,495
Payments of long-term debt	(1,500)	—
Common stock repurchases	(1,168)	(2,073)
Cash dividends paid	(964)	(887)
Payments of employee taxes withheld from share-based awards	(38)	(57)
Other, net	(93)	(120)
Net cash used in financing activities	(2,765)	(642)
(Decrease) increase in cash and cash equivalents	(2,396)	217
Cash and cash equivalents, beginning of year	4,353	3,109
Cash and cash equivalents, end of period	$1,957	$3,326

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2025			December 31, 2024	% Change in 2025
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$10,912	$11,538	$22,450	$25,202	(11)%
Defense Systems	8,643	18,455	27,098	26,614	2%
Mission Systems	12,311	5,886	18,197	16,443	11%
Space Systems	7,100	16,603	23,703	23,209	2%
Total backlog	$38,966	$52,482	$91,448	$91,468	—%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2025	2024	2025	2024
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$67	$20	$193	$32
Non-operating FAS pension benefit	136	168	403	503
Total net FAS/CAS pension adjustment	203	188	596	535
Tax effect[1]	(51)	(47)	(150)	(135)
After-tax impact	$152	$141	$446	$400
Weighted-average diluted shares outstanding, in millions	143.5	146.5	144.1	147.8
Per share impact	$1.06	$0.96	$3.10	$2.71

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(21)	$(23)	$(63)	$(72)
Tax effect[1]	5	6	16	18
After-tax impact	$(16)	$(17)	$(47)	$(54)
Weighted-average diluted shares outstanding, in millions	143.5	146.5	144.1	147.8
Per share impact	$(0.11)	$(0.12)	$(0.33)	$(0.37)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	16
SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES						SEGMENT OPERATING INCOME[1]
	2023	2024					2023	2024
	Total	Three Months Ended				Total	Total	Three Months Ended				Total
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED[2]
Aeronautics Systems	$10,786	$2,969	$2,963				$(473)	$297	$295
Defense Systems	5,862	1,412	1,513				710	177	204
Mission Systems	10,895	2,659	2,773				1,609	378	361
Space Systems	13,946	3,655	3,573				1,212	332	324
Intersegment eliminations	(2,199)	(562)	(604)				(298)	(80)	(83)
Total	$39,290	$10,133	$10,218				$2,760	$1,104	$1,101

REALIGNED, effective July 1, 2024[3]
Aeronautics Systems	$10,786	$2,969	$2,963	$2,878	$3,220	$12,030	$(473)	$297	$295	$298	$292	$1,182
Defense Systems	8,289	1,990	2,153	2,084	2,333	8,560	829	187	231	196	252	866
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(2,553)	(634)	(673)	(659)	(721)	(2,687)	(335)	(88)	(90)	(83)	(95)	(356)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

FURTHER REALIGNED, effective January 1, 2025[4]
Aeronautics Systems	$11,164	$3,044	$3,060	$2,961	$3,331	$12,396	$(416)	$306	$312	$309	$309	$1,236
Defense Systems	7,185	1,737	1,859	1,800	2,003	7,399	684	156	191	160	209	716
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(1,827)	(456)	(476)	(458)	(502)	(1,892)	(247)	(66)	(67)	(58)	(69)	(260)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned, effective July 1, 2024” summary operating results for periods prior to July 1, 2024 were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024. Results for periods subsequent to July 1, 2024 represent “As reported” actuals disclosed in the company’s filings with the SEC.

4
“Further realigned, effective January 1, 2025” summary operating results for the periods presented were recast to reflect the realignment of the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems effective January 1, 2025.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2025 Financial Results	17

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s former training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com